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EXHIBIT 23.1





                         Consent of Independent Auditors





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                         Consent of Independent Auditors


                  We consent to the incorporation by reference in the Registration Statements (Form S-8 No's. 33-32103 and 33-49466) pertaining to the Robbins & Myers, Inc. Employee Savings Plan of our report dated May 8, 1996, with respect to the financial statements and schedule of the Robbins & Myers, Inc. Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.



Dayton, Ohio                                             /s/Ernst & Young LLP

June 28, 1996


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